SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  December 19, 2002

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (as depositor under the Pooling and Servicing Agreement, relating to the MASTR Asset Securitization Trust 2002-8 Mortgage Pass-Through Certificates, Series 2002-8)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware	333-98155	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 713-2000

Item 5.

Other Events.

Master Asset Securitization Transactions, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of November 1, 2002 (the “Agreement”) among the Company, in its capacity as depositor (in such capacity, the “Depositor”), UBS Warburg Real Estate Securities Inc., as transferor (in such capacity, the “Transferor”), Wells Fargo Bank Minnesota, N.A., as master servicer (in such capacity, the “Master Servicer”) and JPMorgan Chase Bank, as trustee (in such capacity, the “Trustee”).  The Certificates were issued on November 26, 2002.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of November 1, 2002, by and among the Company, the Transferor, the Master Servicer and the Trustee.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 19, 2002.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By: /s/ Peter Ma______________________

Name:  Peter Ma

Title:    Director

By: /s/ Steve Warjanka_________________

Name:  Steve Warjanka

Title:    Associate Director

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of November 1, 2002,

by and among the Company, the Transferor, the Master Servicer and the Trustee.

EXHIBIT 99.1